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                                                     July 12, 2002

To the Trustees of Prime Cash Fund


     We consent to the incorporation by reference into Amendment No. 25 under the 1940 Act of our opinion dated April 16, 1997.

                                   HOLLYER BRADY SMITH & HINES LLP


                                   /s/ William L.D. Barrett
                                   ______________________________
                                    Partner